[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 10.32

UNIVERSITY OF CALIFORNIA, BERKELEY OFFICE OF TECHNOLOGY LICENSING

AMENDMENT # 1

TO:

THE EXCLUSIVE LICENSE AGREEMENT BETWEEN ADURO BIOTECH INC. AND

THE REGENTS

FOR

CYCLIC-DI-NUCLEOTIDES THAT STIMULATE HUMAN STING VARIANTS

ANDSTIMULATOR OF INTERFERON GENE

UC Case No.: [*]

Agreement Control No. 2015-04-0045

This first amendment (“AMENDMENT # 1”) to the exclusive license agreement (the “AGREEMENT”) between the REGENTS OF THE UNIVERSITY OF CALIFORNIA, a California corporation, whose legal address is 1111 Franklin Street, 12th Floor, Oakland, California 94607-5200, acting through its Office of Technology Licensing, at the University of California, Berkeley, 2150 Shattuck Avenue, Suite 510, Berkeley, CA 94704-1347 (“REGENTS”) and ADURO BIOTECH, INC, a Delaware corporation having a principal place of business at 626 Bancroft Way, 3C, Berkeley, CA 94710 (“LICENSEE”) is effective as of March 4, 2015.

The parties agree to amend the referenced license agreement as follows:

Article 2 (DEFINITIONS), substitute paragraph 2.5 in its entirety with the following:

2.5

“Joint PATENT RIGHTS” means (i) U.S. Patent Application Serial Number [*] and assigned to REGENTS and LICENSEE; (ii) U.S. Patent Application Serial Number [*] and assigned to REGENTS and LICENSEE; (iii) U.S. Patent Application Serial Number [*] and assigned to REGENTS and LICENSEE; (iv) PCT Application Serial Number [*] and assigned to REGENTS and LICENSEE; (v) any patent applications, utility models, inventors certificates, invention registrations, continuing applications, divisional applications, substitutions, continuation-in-

Aduro Biotech Inc. CONFIDENTIAL	Page 1 of 2	Amend. # 1 (REVC) to EXCL 2015-04-0045 UC Case No.: B13-136 & B14-143

part applications, and equivalents thereof in any jurisdiction anywhere in the world, in each case to the extent that claims in such filings are entitled to the filing date of the patent applications in (i)-(iv); and (vi) any granted patents issuing on (i)-(v) including any reissues, re-examinations, or extensions thereof.

All remaining terms and conditions of the AGREEMENT between Licensee and Regents, which bears an effective date of September 25, 2014, remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment # 1 in duplicate originals by their duly authorized officers and representatives. The parties to this document agree that a copy of the original signature to this Agreement (including an electronic copy) may be used for any and all purposes for which the original signature may have been used. The parties further waive any right to challenge the admissibility or authenticity of this document in a court of law based solely on the absence of an original signature.

THE REGENTS OF THE		ADURO BIOTECH, INC.
UNIVERSITY OF CALIFORNIA

By	/s/ Irvin J. Mettler	By	/s/ Thomas Dubensky

	Irvin J. Mettler, Ph.D. Associate Director Office of Technology Licensing	Name	Thomas Dubensky
		Title	Chief Scientific Officer

Date	March 6, 2015	Date	03.05.2015

Aduro Biotech Inc. CONFIDENTIAL	Page 2 of 2	Amend. # 1 (REVC) to EXCL 2015-04-0045 UC Case No.: B13-136 & B14-143

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.